UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

April 12, 2017

(Date of Report)

March 27, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

International Trade Center Services Provider Agreement – Josue

On March 27, 2017, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into an International Trade Center Service Provider Agreement with Mabiala Phuati Josue (“Josue”) for operations in the Democratic Republic of Congo (the “Josue Agreement”). Prior to execution, Josue was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Josue Agreement, the Josue Agreement terminates on December 31, 2021. The Company retains the option to extend the Josue Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

Though the Josue Agreement was deemed effective as of March 27, 2017, the Company did not receive an executed copy of the agreement until April 11, 2017.

As disclosed in prior filings, the general purpose behind those agreements similar to the Josue Agreement, but for different locales, is for a specific “Service Provider,” in this case, Josue, to support the operations of the Company’s programs in a specific geographical area, in this case, Mombasa, Kenya. As a Service Provider, Josue has represented to the Company that he has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for Josue entering into the Josue Agreement, the parties have agreed to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which Josue would be issued a specific percentage of equity and would deploy resources in furtherance of an AmericaTowne community in the Democratic Republic of Congo. Each party has agreed to a mutual compensation schedule, which is incorporated into the Josue Agreement resulting in a fully integrated and materially definitive agreement.

 For the services provided by Josue, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Josue a stock award of 25,000 shares of the Company’s common stock to be issued by or before January 28, 2018. Starting at the end of April 2017, provided Josue has met the agreed upon production schedule, the Company will pay Josue a $1,600 monthly stipend. The Company has also issued a stock option to Josue to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Josue Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Josue has agreed to pay the Company a nonrefundable service fee of $35,000 (the “Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Josue. The Service Fee is to be paid as follows: $1,000 upon execution of the Josue Agreement, and monthly payments of $500.00 a month for sixty-eight months with the first monthly payment due on May 30, 2017. The reader is directed to the exhibits for the full copy of the Trade Center Agreement executed by the Company.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	International Trade Center Service Agreement (Josue)
10.2	Mutual Compensation Schedule (Josue)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: April 12, 2017